UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 30, 2005
TRM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-19657 (Commission File Number)	93-0809419 (IRS Employer Identification No.)
5208 N.E. 122nd Avenue
Portland, Oregon 97230
(Address of Principal Executive Offices) (Zip Code)
(503) 257-8766
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
     On September 30, 2005, TRM Corporation entered into agreements with new and existing shareholders pursuant to which such persons agreed to purchase 2,778,375 shares of TRM’s common stock at $14.54 per share. All of such investors were accredited investors. The placement was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D and Section 4(2) thereunder. The offering, which closed October 5, 2005, resulted in gross proceeds of $40.4 million. Placement agent fees were $2.0 million in the aggregate. Banc of America Securities LLC acted as placement agent in the transaction.
     TRM issued a press release relating to the placement on September 30, 2005, a copy of which is Exhibit 99.1 to this report.
Item 9.01 Exhibits
     (c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description
99.1	Press release dated September 30, 2005, announcing “TRM Completes Private Placement”.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM Corporation Registrant
Date: October 5, 2005	By:	/s/ Daniel E. O’Brien
Daniel E. O’Brien
Chief Financial Officer

EXHIBIT INDEX
     The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated September 30, 2005, announcing “TRM Completes Private Placement”.*
* Filed electronically herewith.

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